Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES THIRD QUARTER 2025 RESULTS
— Third Quarter Total Revenue Growth of 8% to $365.4 Million; Organic Revenue Growth(1) of 5% —
— Year-to-Date Total Revenue Growth of 9% to $1.158 Billion; Organic Revenue Growth(1) of 9% —
— Third Quarter Net Loss of $30.2 Million and Diluted Loss Per Share of $0.27; Adjusted Diluted EPS(2) of $0.31 —
— Year-to-Date Net Loss of $10.5 Million and Diluted Loss Per Share of $0.12; Adjusted Diluted EPS(2) of $1.37 —
— Third Quarter Adjusted EBITDA Margin(3) of 20% —
— Year-to-Date Adjusted EBITDA Margin(3) of 23% —
TAMPA, FLORIDA - November 4, 2025 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the third quarter ended September 30, 2025.
THIRD QUARTER 2025 HIGHLIGHTS
•Total revenue increased 8% year-over-year to $365.4 million
•Organic revenue growth of 5% year-over-year
•GAAP net loss of $30.2 million and GAAP diluted loss per share of $0.27
•Adjusted net income(2) of $36.5 million
•Adjusted diluted EPS decreased 6% year-over-year to $0.31
•Adjusted EBITDA(3) was $72.5 million, remaining the same year-over-year
•Adjusted EBITDA margin of 19.8% compared to 21.5% in the prior-year period
•Net cash provided by operating activities of $41.0 million
•Adjusted free cash flow(5) increased 26% year-over-year to $41.8 million
“Our third quarter results reflect our ability to execute in a dynamic operating environment. Overall organic growth was 5% for the quarter, bringing year-to-date organic growth to 9%,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “The inflection of our financial position this year continues, driven by strong growth in adjusted free cash flow of 26% in the quarter, continued de-levering and debt pay down, and ongoing optimization of our capital stack, all leading to greater flexibility to allocate capital to drive long-term shareholder value.”

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2025, cash and cash equivalents were $89.7 million and the Company had $524 million of borrowing capacity under its revolving credit facility.
NINE MONTHS 2025 RESULTS
•Revenue increased 9% year-over-year to $1.158 billion
•Organic revenue growth of 9% year-over-year
•GAAP net loss of $10.5 million and GAAP diluted loss per share of $0.12
•Adjusted net income of $162.6 million
•Adjusted diluted EPS grew 11% year-over-year to $1.37
•Adjusted EBITDA grew 9% year-over-year to $271.8 million
•Adjusted EBITDA margin was 23.5%, remaining the same year-over-year
•Pro forma adjusted EBITDA(4) grew 13% year-over-year to $279.9 million
•Net cash used in operating activities of $39.7 million
•Adjusted free cash flow(5) decreased 11% year-over-year to $76.3 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a webcast and conference call to discuss third quarter 2025 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on Baldwin’s investor relations website at ir.baldwin.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwin.com for one year following the call.
ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.

FOOTNOTES
(1)    Organic revenue for the three and nine months ended September 30, 2024 used to calculate organic revenue growth for the three and nine months ended September 30, 2025 was $334.9 million and $1.044 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025. Organic revenue is also adjusted to exclude the first twelve months of commissions and fees generated from new partners during the three and nine months ended September 30, 2025. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net loss attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted loss per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Pro forma adjusted EBITDA is a non-GAAP measure. Reconciliation of pro forma adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin's future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to Baldwin's business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on Baldwin's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenues:
Commissions and fees	$362,317	$335,210	$1,149,097	$1,050,409
Investment income	3,072	3,728	8,508	8,736
Total revenues	365,389	338,938	1,157,605	1,059,145

Operating expenses:
Colleague compensation and benefits	193,031	172,645	586,522	549,359
Outside commissions	79,111	74,544	218,520	204,237
Other operating expenses	56,008	48,839	170,146	141,198
Amortization expense	30,394	26,899	82,286	76,334
Change in fair value of contingent consideration	1,980	(952)	8,084	17,276
Depreciation expense	1,649	1,557	4,874	4,619
Total operating expenses	362,173	323,532	1,070,432	993,023

Operating income	3,216	15,406	87,173	66,122

Other income (expense):
Interest expense, net	(31,132)	(31,329)	(92,428)	(94,203)
Gain on divestitures	—	1,809	290	38,953
Loss on extinguishment and modification of debt	(3,290)	(389)	(5,684)	(15,068)
Other income, net	860	28	745	105
Total other expense, net	(33,562)	(29,881)	(97,077)	(70,213)

Loss before income taxes and share of net earnings of equity method investee	(30,346)	(14,475)	(9,904)	(4,091)
Share of net earnings of equity method investee	109	—	109	—
Loss before income taxes	(30,237)	(14,475)	(9,795)	(4,091)
Income tax expense	—	—	685	2,151
Net loss	(30,237)	(14,475)	(10,480)	(6,242)
Less: net loss attributable to noncontrolling interests	(11,510)	(6,098)	(2,528)	(1,886)
Net loss attributable to Baldwin	$(18,727)	$(8,377)	$(7,952)	$(4,356)

Net loss	$(30,237)	$(14,475)	$(10,480)	$(6,242)
Other comprehensive income	1,050	—	1,050	—
Comprehensive loss	(29,187)	(14,475)	(9,430)	(6,242)
Less: Comprehensive loss attributable to noncontrolling interests	(11,510)	(6,098)	(2,528)	(1,886)
Comprehensive loss attributable to Baldwin	$(17,677)	$(8,377)	$(6,902)	$(4,356)

Basic and diluted loss per share	$(0.27)	$(0.13)	$(0.12)	$(0.07)
Weighted-average shares of Class A common stock outstanding - basic and diluted	68,604,951	64,011,515	67,571,899	63,001,125

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$89,723	$90,045
Fiduciary cash	236,221	222,724
Assumed premiums, commissions and fees receivable, net	346,466	283,553
Fiduciary receivables	416,083	418,543
Prepaid expenses and other current assets	17,702	11,625
Total current assets	1,106,195	1,026,490
Property and equipment, net	21,193	21,972
Right-of-use assets	64,266	72,367
Other assets	68,945	48,041
Intangible assets, net	1,016,687	953,492
Goodwill	1,516,488	1,412,369
Total assets	$3,793,774	$3,534,731
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$652,304	$641,267
Commissions payable	68,682	73,126
Accrued expenses and other current liabilities	221,665	160,631
Related party notes payable	—	5,635
Colleague earnout incentives	—	32,826
Current portion of contingent earnout liabilities	17,062	142,949
Total current liabilities	959,713	1,056,434
Revolving line of credit	66,000	—
Long-term debt, less current portion	1,567,563	1,398,054
Contingent earnout liabilities, less current portion	11,330	2,610
Operating lease liabilities, less current portion	60,917	68,775
Other liabilities	61	61
Total liabilities	2,665,584	2,525,934
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	510	453
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 71,416,940 and 67,979,419 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	714	680
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 47,168,818 and 49,552,686 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	5	5
Additional paid-in capital	837,293	793,954
Accumulated deficit	(219,375)	(211,423)
Accumulated other comprehensive income	1,050	—
Total stockholders’ equity attributable to Baldwin	619,687	583,216
Noncontrolling interest	507,993	425,128
Total stockholders’ equity	1,127,680	1,008,344
Total liabilities, mezzanine equity and stockholders’ equity	$3,793,774	$3,534,731

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net loss	$(10,480)	$(6,242)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	87,160	80,953
Change in fair value of contingent consideration	8,084	17,276
Share-based compensation expense	51,772	46,764
Payment of contingent earnout consideration in excess of purchase price accrual	(85,090)	(21,145)
Gain on divestitures	(290)	(38,953)
Amortization of deferred financing costs	4,266	4,419
Loss on extinguishment of debt	26	1,034
Other operating activity	(831)	590
Changes in operating assets and liabilities:
Assumed premiums, commissions and fees receivable, net	(49,392)	(29,792)
Prepaid expenses and other current assets	(7,555)	(7,980)
Right-of-use assets	12,047	12,562
Accounts payable, accrued expenses and other current liabilities	(4,898)	5,895
Colleague earnout incentives	(32,813)	(439)
Operating lease liabilities	(11,693)	(11,188)
Net cash provided by (used in) operating activities	(39,687)	53,754
Cash flows from investing activities:
Capital expenditures	(29,174)	(28,897)
Cash consideration paid for business combinations, net of cash received	(85,511)	—
Proceeds from divestitures, net of cash transferred	1,901	56,977
Investments in and loans for business ventures	(16,333)	(3,703)
Cash consideration paid for asset acquisitions	(460)	(268)
Proceeds from repayment of related party loans	—	1,500
Net cash provided by (used in) investing activities	(129,577)	25,609
Cash flows from financing activities:
Change in fiduciary receivables and liabilities, net	13,497	31,954
Payment of contingent earnout consideration up to amount of purchase price accrual	(64,256)	(64,698)
Proceeds from revolving line of credit	214,000	95,000
Payments on revolving line of credit	(148,000)	(436,000)
Proceeds from refinancing of long-term debt	1,941,921	1,440,000
Payments relating to extinguishment and modification of long-term debt	(1,766,921)	(996,177)
Payments on long-term debt	(7,194)	(4,661)
Payments of deferred financing costs	(92)	(17,988)
Tax distributions to Baldwin Holdings LLC members	—	(11,076)
Other financing activity	(516)	2,036
Net cash provided by financing activities	182,439	38,390
Net increase in cash and cash equivalents and fiduciary cash	13,175	117,753
Cash and cash equivalents and fiduciary cash at beginning of period	312,769	226,963
Cash and cash equivalents and fiduciary cash at end of period	$325,944	$344,716

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”), pro forma revenue, pro forma adjusted EBITDA, pro forma adjusted EBITDA margin and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), revenues (for pro forma revenue), net income (loss) (for adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA and pro forma adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenue. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2024 are excluded from organic revenue for 2024. However, after June 1, 2025, results from June 1, 2024 to December 31, 2024 for such partners are compared to results from June 1, 2025 to December 31, 2025 for purposes of calculating organic revenue growth in 2025. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
The pro forma information presented herein (i) assumes Hippo's Homebuilder Distribution Network partnership was consummated on January 1, 2025, such that our 2025 financial pro forma figures take into account adjusted EBITDA from Hippo's Homebuilder Distribution Network in the unowned periods of 2025, and (ii) removes the effects of 2025 and 2024 divestitures for the respective periods as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively. Pro forma revenue reflects GAAP revenue, plus revenue from 2025 Partnerships in the unowned periods of 2025, less revenue derived from 2025 and 2024 business divestitures that occurred in the respective periods.
Pro forma net income (loss) reflects GAAP net income (loss), plus net income or loss from 2025 Partnerships in the unowned periods, less net income or loss derived from business divestitures that occurred during 2025 and 2024, including the gain or loss on divestitures. We define pro forma adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, severance, and certain non-recurring costs, including those related to raising capital. We believe that pro forma adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro forma adjusted EBITDA margin is pro forma adjusted EBITDA divided by pro forma revenue. Pro forma adjusted EBITDA margin is a key metric used by management and our board of directors to assess our ongoing business performance. We believe that pro forma adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that pro forma adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Beginning January 1, 2025, the Company is presenting its fiduciary assets and liabilities separately on the consolidated balance sheets. Previously, these assets and liabilities were commingled on the consolidated balance sheets and the net change in cash balances held to remit to insurance carriers was presented as cash flows from operating activities. The net change in fiduciary cash is now presented as cash flows from financing activities in the consolidated statements of cash flows. As a result, the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities are no longer excluded from net cash provided by (used in) operating activities in calculating adjusted free cash flow for the 2025 reporting period and comparable prior periods. However, because the change in fiduciary receivables and fiduciary liabilities previously was combined with the change in premiums, commissions and fees receivable, net and the change in accounts payable, accrued expenses and other current liabilities in the consolidated statements of cash flows, this change in presentation has resulted in a change in our previously reported adjusted free cash flow for previous periods.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth and adjusted diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Revenues	$365,389	$338,938	$1,157,605	$1,059,145

Net loss	$(30,237)	$(14,475)	$(10,480)	$(6,242)
Adjustments to net loss:
Interest expense, net	31,971	31,329	93,267	94,203
Amortization expense	30,394	26,899	82,286	76,334
Share-based compensation	22,017	17,949	51,772	46,764
Change in fair value of contingent consideration	1,980	(952)	8,084	17,276
Transaction-related partnership and integration expenses	2,376	2,047	7,894	9,042
Loss on extinguishment and modification of debt	3,290	389	5,684	15,068
Depreciation expense	1,649	1,557	4,874	4,619
Severance	1,620	678	4,445	3,554
Income and other taxes(1)	470	82	3,289	3,300
Transformation costs	3,638	—	4,410	—
Colleague earnout incentives	—	4,327	(1,779)	10,706
Impairment of right-of-use assets	66	—	1,254	—
Gain on divestitures	—	(1,809)	(290)	(38,953)
Loss on interest rate caps	—	84	18	244
Other(2)	3,286	4,646	17,099	13,410
Adjusted EBITDA	$72,520	$72,751	$271,827	$249,325

Net loss margin	(8)%	(4)%	(1)%	(1)%
Adjusted EBITDA margin	19.8%	21.5%	23.5%	23.5%
__________
(1)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(2)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Commissions and fees	$362,317	$335,210	$1,149,097	$1,050,409
Partnership commissions and fees(1)	(12,222)	—	(14,202)	—
Organic revenue	$350,095	$335,210	$1,134,895	$1,050,409
Organic revenue growth(2)	$15,177	$40,672	$91,369	$144,844
Organic revenue growth %(2)	5%	14%	9%	16%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and nine months ended September 30, 2024 used to calculate organic revenue growth for the three and nine months ended September 30, 2025 was $334.9 million and $1.044 billion, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2024 and 2025.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net loss attributable to Baldwin and reconciles adjusted diluted EPS to diluted loss per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net loss attributable to Baldwin	$(18,727)	$(8,377)	$(7,952)	$(4,356)
Net loss attributable to noncontrolling interests	(11,510)	(6,098)	(2,528)	(1,886)
Amortization expense	30,394	26,899	82,286	76,334
Share-based compensation	22,017	17,949	51,772	46,764
Change in fair value of contingent consideration	1,980	(952)	8,084	17,276
Transaction-related partnership and integration expenses	2,376	2,047	7,894	9,042
Loss on extinguishment and modification of debt	3,290	389	5,684	15,068
Depreciation	1,649	1,557	4,874	4,619
Severance	1,620	678	4,445	3,554
Other amortization/accretion, net	486	1,422	3,329	4,419
Transformation costs	3,638	—	4,410	—
Income tax expense(1)	—	—	1,885	2,151
Colleague earnout incentives	—	4,327	(1,779)	10,706
Impairment of right-of-use assets	66	—	1,254	—
Gain on divestitures	—	(1,809)	(290)	(38,953)
Loss on interest rate caps, net of cash settlements	—	84	18	2,544
Other(2)	3,286	4,646	17,099	13,410
Adjusted pre-tax income	40,565	42,762	180,485	160,692
Adjusted income taxes(3)	4,016	4,234	17,868	15,909
Adjusted net income	$36,549	$38,528	$162,617	$144,783

Weighted-average shares of Class A common stock outstanding - diluted	68,605	64,012	67,572	63,001
Dilutive weighted-average shares of Class A common stock	3,265	4,014	3,320	3,570
Exchange of Class B common stock(4)	47,234	50,490	47,991	51,234
Adjusted diluted weighted-average shares outstanding	119,104	118,516	118,883	117,805

Diluted loss per share	$(0.27)	$(0.13)	$(0.12)	$(0.07)
Effect of exchange of Class B common stock and net loss attributable to noncontrolling interests per share	0.02	0.01	0.03	0.02
Other adjustments to loss per share	0.59	0.49	1.61	1.42
Adjusted income taxes per share	(0.03)	(0.04)	(0.15)	(0.14)
Adjusted diluted EPS	$0.31	$0.33	$1.37	$1.23
___________
(1)    Income tax expense includes the Tax Receivable Agreement expense.
(2)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(3)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(4)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Adjusted EBITDA
The following table reconciles pro forma adjusted EBITDA and pro forma adjusted EBITDA margin to net loss, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2025	2024	2025	2024
Revenues	$365,389	$338,938	$1,157,605	$1,059,145
Add revenues from partnerships(1)	—	—	14,514	—
Less revenues from divestitures(2)	—	—	(103)	(6,260)
Pro forma revenue	$365,389	$338,938	$1,172,016	$1,052,885

Net loss	$(30,237)	$(14,475)	$(10,480)	$(6,242)
Add net income from partnerships(3)	—	—	713	—
Less net income from divestitures(4)	—	(1,809)	(1,984)	(39,264)
Pro forma net loss	(30,237)	(16,284)	(11,751)	(45,506)
Adjustments to pro forma net income (loss):
Interest expense, net	31,971	31,329	95,806	94,203
Amortization expense	30,394	26,899	88,808	76,334
Share-based compensation	22,017	17,949	51,772	46,764
Change in fair value of contingent consideration	1,980	(952)	8,084	17,276
Transaction-related partnership and integration expenses	2,376	2,047	7,894	7,992
Loss on extinguishment and modification of debt	3,290	389	5,684	15,068
Depreciation expense	1,649	1,557	4,874	4,619
Severance	1,620	678	4,445	3,527
Income and other taxes(5)	470	82	3,289	3,300
Transformation costs	3,638	—	4,410	—
Colleague earnout incentives	—	4,327	(1,779)	10,706
Impairment of right-of-use assets	66	—	1,254	—
Loss on interest rate caps	—	84	18	244
Other(6)	3,286	4,646	17,099	13,201
Pro forma adjusted EBITDA	$72,520	$72,751	$279,907	$247,728

Net loss margin	(8)%	(4)%	(1)%	(1)%
Pro forma adjusted EBITDA margin	20%	21%	24%	24%
__________
(1)    The adjustments for the nine months ended September 30, 2025 include revenue from Hippo's Homebuilder Distribution Network in the unowned period as if the partnership had occurred on January 1, 2025.
(2)    The adjustments for the nine months ended September 30, 2025 and 2024 exclude revenue from 2025 and 2024 divestitures as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively.
(3)    The adjustments for the nine months ended September 30, 2025 include net income from Hippo's Homebuilder Distribution Network in the unowned period as if the partnership had occurred on January 1, 2025.
(4)    The adjustments for the three and nine months ended September 30, 2025 and 2024 exclude net income from 2025 and 2024 divestitures, including the gain on divestitures, as if the divestitures had occurred on January 1, 2025 and January 1, 2024, respectively.
(5)    Income and other taxes include the Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
6)    Other addbacks to pro forma adjusted EBITDA include certain expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$41,017	$32,408	$(39,687)	$53,754
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	—	772	85,090	21,145
Payment of colleague earnout incentives	793	—	30,854	11,144
Adjusted free cash flow	$41,810	$33,180	$76,257	$86,043

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission